EXHIBIT 5 ATTORNEYS AT LAW MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

June 6, 2016
Manitowoc Foodservice, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
Ladies and Gentlemen:
We have acted as counsel for Manitowoc Foodservice, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to a total of up to 4,767,012 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), that may be issued pursuant to the terms of the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (the “Plan”).
In connection with our representation, we have examined: (i) the Plan; (ii) the Registration Statement including the exhibits constituting a part of the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, as amended to date; (iv) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws and (b) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that the Shares covered by the Registration Statement, when issued and paid for pursuant to the terms and conditions of the Plan, and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Manitowoc Foodservice, Inc.
June 6, 2016

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ FOLEY & LARDNER LLP
FOLEY & LARDNER LLP

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.